UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2005

Inovio Biomedical Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11494 Sorrento Valley Road, San Diego, California		92121-1318
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 597-6006

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On May 12, 2005, Inovio Biomedical Corporation ("Inovio") issued a press release announcing that Merck & Co., Inc. ("Merck") has exercised an option for a non-exclusive license for an additional antigen to be used with Inovio’s MedPulser® DNA Delivery System, which is being developed for use with certain of Merck’s DNA vaccine research programs. This option exercise is provided for under a 2004 license and research collaboration agreement between Merck and Genetronics Biomedical Corporation, now Inovio Biomedical Corporation, and brings the total number of antigens licensed by Merck to three. Under the terms of the license and research collaboration agreement, Merck receives the right to use the Inovio's proprietary technology with an option to extend the agreement to additional antigens. Inovio will receive a milestone payment for this additional option exercise, as well as future milestone payments linked to the successful development of a product.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release issued on May 12, 2005, by Inovio Biomedical Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inovio Biomedical Corporation

May 12, 2005	By:	/s/ Peter Kies

Name: Peter Kies
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued on May 12, 2005, by Inovio Biomedical Corporation.